                                                                 EXHIBIT 4(i)(e)

================================================================================

                            COMMERCIAL METALS COMPANY

                                       AND

                               JPMORGAN CHASE BANK

                                     TRUSTEE

                                 ---------------
                             SUPPLEMENTAL INDENTURE

                          DATED AS OF NOVEMBER 12, 2003

                                       TO

                                    INDENTURE

                            DATED AS OF JULY 31, 1995

                                 ---------------

                          5.625% SENIOR NOTES DUE 2013

================================================================================

                                TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
ARTICLE ONE
         DEFINITION OF TERMS..........................................................      1
         Section 101.      Definitions................................................      1

ARTICLE TWO
         GENERAL TERMS AND CONDITIONS OF THE NOTES....................................      3
         Section 201.      Designation................................................      3
         Section 203.      Denomination...............................................      3
         Section 204.      Redemption.................................................      3
         Section 205.      Additional Notes...........................................      3
         Section 206.      Appointment of Agents......................................      4

ARTICLE THREE
         REDEMPTION OF THE NOTES......................................................      4
         Section 301.      Optional Redemption by Company.............................      4
         Section 302.      No Sinking Fund............................................      5

ARTICLE FOUR
         SUPPLEMENTAL INDENTURES......................................................      5
         Section 401.      Supplemental Indentures with Consent of Securityholders....      5

ARTICLE FIVE
         REMEDIES          ...........................................................      6
         Section 501.      Events of Default..........................................      6

ARTICLE SIX
         COVENANTS         ...........................................................      6
         Section 601.      Available Information......................................      6

ARTICLE SEVEN
         MISCELLANEOUS     ...........................................................      6
         Section 701.      Ratification of Indenture..................................      6
         Section 702.      Trustee Makes No Representations...........................      6
         Section 703.      Governing Law..............................................      6
         Section 704.      Severability...............................................      7
         Section 705.      Counterparts...............................................      7

         SUPPLEMENTAL INDENTURE, dated as of November 12, 2003 (the "SUPPLEMENTAL INDENTURE"), between Commercial Metals Company, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 6565 N. MacArthur, Irving, Texas (the "COMPANY"), and JPMorgan Chase Bank, a New York banking corporation, as trustee (the "TRUSTEE") under the Indenture (as hereinafter defined).

                                    RECITALS

         WHEREAS, the Company executed and delivered the Indenture, dated as of July 31, 1995, to JPMorgan Chase Bank (formerly The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank, N.A.)), as trustee (the "EXISTING INDENTURE," and as heretofore supplemented, the "INDENTURE"), to provide for the issuance of the Company's unsecured debentures, notes or other evidences of indebtedness (the "SECURITIES"), in one or more series;

         WHEREAS, pursuant to Section 901 of the Existing Indenture, the Company desires to provide for the issuance of a new series of its Securities to be known as its 5.625% Senior Notes due 2013 (the "NOTES"), and to establish the forms thereof, as in Section 201 of the Existing Indenture provided, and to set forth the terms thereof, as in Section 301 of the Existing Indenture provided;

         WHEREAS, the Board of Directors of the Company, pursuant to resolutions duly adopted by the Board of Directors on October 31, 2003 and resolutions duly adopted by the Pricing Committee on November 6, 2003, has duly authorized the issuance of up to $200,000,000 aggregate principal amount of Securities, and has authorized the appropriate officers of the Company to execute any and all appropriate documents necessary or appropriate to effect such issuance;

         WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and

         WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done;

         NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes as follows:

                                   ARTICLE ONE
                               DEFINITION OF TERMS

Section 101. Definitions.

         Unless the context otherwise requires:

         (a) each term defined in the Indenture has the same meaning when used in this Supplemental Indenture;

         (b) each term defined anywhere in this Supplemental Indenture has the same meaning throughout;

         (c) the singular includes the plural and vice versa;

         (d) headings are for convenience of reference only and do not affect interpretation; and

         (e) the following terms, as used herein, have the following meanings:

         "Additional Notes" means, subject to Section 205 of this Supplemental Indenture, 5.625% Senior Notes due 2013 issued from time to time after the date of this Supplemental Indenture under the terms of the Existing Indenture and this Supplemental Indenture (other than pursuant to Section 304, 305, 306, 906 or 1107 of the Existing Indenture and other than Exchange Notes issued pursuant to an exchange offer for other Notes outstanding under the Indenture).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the Notes issued pursuant to the Indenture and this Supplemental Indenture in connection with an Exchange Offer pursuant to the Registration Rights Agreement.

         "Exchange Offer" has the meaning specified in the Registration Rights Agreement.

         "Existing Indenture" has the meaning specified in the first recital of this Supplemental Indenture.

         "Initial Notes" means all Notes other than Exchange Notes.

         "Initial Purchasers" means Goldman, Sachs & Co., Banc of America Securities LLC, ABN AMRO Incorporated and Tokyo-Mitsubishi International plc.

         "Notes" has the meaning stated in the second recital of this Supplemental Indenture.

         "Registration Rights Agreement" means that certain Exchange and Registration Rights Agreement, dated as of November 12, 2003, among the Company and the Initial Purchasers.

         "Rule 144A" means Rule 144A under the Securities Act, as the same may be amended from time to time.

         "Securities" has the meaning specified in the first recital of this Supplemental Indenture.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Special Interest" has the meaning specified in the Registration Rights Agreement.

                                   ARTICLE TWO
                    GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 201. Designation.

         There is hereby authorized and established a series of Securities under the Indenture. Such series of Securities is hereby designated as the "5.625% Senior Notes due 2013." The aggregate principal amount of the Notes to be issued on the date hereof shall be $200,000,000.

Section 202. Form.

         Provisions relating to the Initial Notes and the Exchange Notes are set forth in Appendix A hereto. The Initial Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit 1 to Appendix A. The Exchange Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit 2 to Appendix A. The Notes may have notations, legends or endorsements required by law, stock exchange rule and agreements to which the Company is subject, if any, or usage. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Appendix A are hereby incorporated in and expressly made part of this Supplemental Indenture.

Section 203. Denomination.

         The Company will issue the Notes in denominations of $1,000 and integral multiples of $1,000 in excess thereof; provided, however, that any Notes issued in certificated form to IAIs (as defined in Appendix hereto) shall be in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

Section 204. Redemption.

         The Notes are subject to redemption at the option of the Company as described in Article Three hereof.

Section 205. Additional Notes.

         (a) The Company shall be entitled, subject to its compliance with this
Section 205, to issue Additional Notes under the Indenture. Additional Notes shall have the same terms and conditions as the Initial Notes issued on the date of this Supplemental Indenture or Exchange Notes, except for issue date, issue price, pre-issuance accrued interest and first interest payment date. The Initial Notes, any Additional Notes and all Exchange Notes shall be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase, but may be treated as separate classes, with, among other things, separate issue prices, for United States federal tax purposes.

         (b) With respect to any issuance of Additional Notes, the Company shall deliver to the Trustee a Board Resolution or an Officers' Certificate, and, if the Company elects, a supplemental indenture, which shall together provide the following information:

                  (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture;

                  (2) the issue date, issue price, pre-issuance accrued interest and first interest payment date, and the CUSIP number of such Additional Notes; and

                  (3) whether such Additional Notes shall be Transfer Restricted Securities and issued in the form of Initial Notes as set forth in
         Exhibit 1 to Appendix A or shall be issued in the form of Exchange Notes as set forth in Exhibit 2 to Appendix A.

Section 206. Appointment of Agents.

         The Trustee will initially be the Security Registrar and Paying Agent for the Notes and will act as such only at its offices in New York, New York.

                                  ARTICLE THREE
                             REDEMPTION OF THE NOTES

Section 301. Optional Redemption by Company.

         (a) The Notes may be redeemed, as a whole or in part, at any time and from time to time, at the sole election of the Company, upon notice as provided in the Indenture (except that, notwithstanding the provisions of Section 1104 of the Indenture, any notice of redemption for the Notes given pursuant to said Section need not set forth the Redemption Price but only the manner of calculation thereof), at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) the sum of the present values, calculated as of the Redemption Date, of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accruing on the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 20 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

         "Comparable Treasury Price" means, with respect to any redemption date,
(1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

         "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company to act as the Independent Investment Banker from time to time.

         "Reference Treasury Dealer" means each of Goldman, Sachs & Co. and Banc of America Securities LLC and their respective successors, and two other firms that are primary U.S.

Government securities dealers (each a "Primary Treasury Dealer") which the Company shall specify from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, then the Company shall substitute another Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

         "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month, or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

         (b) At or prior to the time of giving of any notice of redemption to the Holders of any Notes to be redeemed, the Company shall deliver an Officers' Certificate to the Trustee setting forth the calculation of the Redemption Price applicable to such redemption. The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon, the Redemption Price as so calculated and set forth in such Officers' Certificate.

Section 302. No Sinking Fund.

         The Notes are not entitled to the benefit of any sinking fund.

                                  ARTICLE FOUR
                             SUPPLEMENTAL INDENTURES

Section 401. Supplemental Indentures with Consent of Securityholders.

         No indenture supplemental to this Supplemental Indenture shall, without the consent of the Holder of each Outstanding Note, modify the obligation of the Company to deliver information as set forth in Section 601 of this Supplemental Indenture.

                                  ARTICLE FIVE
                                    REMEDIES

Section 501. Events of Default.

         Pursuant to Section 501 of the Existing Indenture, an "Event of Default" with respect to the Notes shall also mean a default in the payment of Special Interest when it becomes due and payable, and continuance of such default for a period of 30 days.

                                   ARTICLE SIX
                                    COVENANTS

Section 601. Available Information.

         Until such time as all Outstanding Notes are freely transferable without restriction under the Securities Act, the Company (i) will use its reasonable best efforts to be subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and to file in a timely manner all reports and other documents required to be filed pursuant thereto or in connection therewith and (ii) will take all actions necessary to permit resales of the Notes pursuant to Rule 144A, including furnishing to any Holder (or owner of a beneficial interest in a Note), or to any prospective purchaser designated by such Holder or beneficial owner, upon request of such Holder or beneficial owner, financial and other information required to be delivered under paragraph
(d)(4) of Rule 144A.

                                  ARTICLE SEVEN
                                  MISCELLANEOUS

Section 701. Ratification of Indenture.

         The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 702. Trustee Makes No Representations.

         The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

Section 703. Governing Law.

         THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 704. Severability.

         In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 705. Counterparts.

         This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       COMMERCIAL METALS COMPANY

                                       By: /s/ William B. Larson
                                           -------------------------------------
                                           Name: William B. Larson
                                           Title: Vice President and Chief
                                                  Financial Officer

Attest:

/s/ David M. Sudbury
------------------------------------
Name: David M. Sudbury
Title: Vice President, Secretary and
       General Counsel

                                       JPMORGAN CHASE BANK

                                       By: /s/ William G. Keenan
                                           -----------------------
                                           Name: William G. Keenan
                                           Title: Vice President

Attest: /s/ James D. Heaney
       --------------------
Name: James D. Heaney
Title: Vice President

                                   APPENDIX A

                      PROVISIONS RELATING TO INITIAL NOTES
                               AND EXCHANGE NOTES

1.       Definitions.

         For the purposes of this Appendix A the following terms shall have the meanings indicated below; capitalized terms used and not defined in this Appendix A shall have the meanings ascribed to such terms in the Indenture:

         "Agent Member" means any member of, or participant in, the Depository.

         "Definitive Note" means a certificated Initial Note or Exchange Note bearing, if required, the restricted securities legend set forth in Section 2.3(d).

         "Depository" means The Depository Trust Company, its nominees and their respective successors.

         "Exchange Notes" means (1) the 5.625% Senior Notes due 2013 issued pursuant to the Indenture and the Supplemental Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement, and (2) Additional Notes, if any, issued pursuant to a registration statement filed with the Commission under the Securities Act.

         "Global Note" means a global Initial Note or Exchange Note bearing the global securities legend set forth in Exhibit 1 or Exhibit 2 to this Appendix A, as the case may be, and, if required, the restricted securities legend set forth in Section 2.3(d).

         "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act

         "Initial Purchasers" means (1) with respect to the Initial Notes issued as of the date of this Supplemental Indenture, Goldman, Sachs & Co., Banc of America Securities LLC, ABN AMRO Incorporated and Tokyo-Mitsubishi International plc., and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

         "Initial Notes" means (1) the 5.625% Senior Notes due 2013 issued under the Indenture and the Supplemental Indenture on about the date hereof, and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

         "Purchase Agreement" means(1) with respect to the Initial Notes issued as of the date of this Supplemental Indenture, the Purchase Agreement, dated November 6, 2003, among the Company and the Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Notes.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Registered Exchange Offer" means (1) with respect to the Initial Notes issued as of the date of this Supplemental Indenture, the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act, (2) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Notes under the related Purchase Agreement.

         "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated November 12, 2003, among the Company and the Initial Purchasers, as such may be amended from time to time.

         "Rule 144A" means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shelf Registration Statement" means the registration statement filed by the Company in connection with the offer and sale of Initial Notes pursuant to the Registration Rights Agreement.

         "Transfer Restricted Securities" means Notes that bear or are required to bear the legend set forth in Section 2.3(d) hereto.

2.       The Notes.

         2.1      Form and Dating.

         (a) General. The Initial Notes are being offered and sold by the Company pursuant to the Purchase Agreement. The Initial Notes will be resold initially only to (1) QIBs in reliance on Rule 144A and (2) IAIs in transactions exempt from the registration requirements of the Securities Act. Initial Notes resold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in definitive, fully registered form, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

         (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to a Company Order, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (ii) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

         Agent Members shall have no rights under the Indenture and the Supplemental Indenture with respect to any Global Note held on their behalf by the Depository, or by the Trustee as the custodian of the Depository, or under any Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository or its nominee, as the case may be, as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

         Ownership of beneficial interests in any Global Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depository or its nominee (with respect to interests of Agent Members) and the records of the Agent Members (with respect to interests of Persons other than Agent Members). None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility of liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         (c) Definitive Notes. Except as provided in this Section 2.1, Section
2.3 or Section 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of certificated Securities. Purchasers of Initial Notes who are IAIs and are not QIBs will receive Definitive Notes; provided, however, that upon transfer of such Definitive Note to a QIB, such Definitive Note will, unless the Global Note has previously been exchanged, be exchanged for an interest in a Global Note pursuant to the provisions of Section 2.3.

         2.2      Authentication. The Trustee shall authenticate and deliver:
(1) as of the date of the Supplemental Indenture, Initial Notes for original issue in an aggregate principal amount of $200,000,000, (2) from time to time, any Additional Notes for original issue in aggregate principal amounts specified in an Officers' Certificate pursuant to Section 205 of the Supplemental Indenture, and (3) Exchange Notes for issue only in exchange for Initial Notes surrendered in a Registered Exchange Offer pursuant to the Registration Rights Agreement, for a like principal amount of Initial Notes, in each case upon a Company Order. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

         2.3      Transfer and Exchange.

                  (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Security Registrar with a request:

                  (x)  to register the transfer of such Definitive Notes; or

                  (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

                  (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (ii) if such Definitive Notes are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                           (A) if such Definitive Notes are being delivered to
                  the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect;

                           (B) if such Definitive Notes are being transferred to
                  the Company, a certification to that effect; or

                           (C) if such Definitive Notes are being transferred
                  (x) pursuant to an exemption from registration in accordance with Rule 144A or Rule 144; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i).

                  (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                  (i) certification, in the form set forth on the reverse of the Note, that such Definitive Note is being transferred to a QIB in accordance with Rule 144A; and

                  (ii) written instructions directing the Trustee to make, or to direct the custodian of the Notes to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depository account to be credited with such increase;

then the Trustee shall cancel such Definitive Note and cause, or direct the custodian of the Notes to cause, in accordance with the standing instructions and procedures existing between the Depository and the custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Note is then outstanding and the Global Note has not been previously exchanged pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon a Company Order, a new Global Note in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Notes.

                  (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Security Registrar a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Security Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

                  (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

                  (iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 of this Appendix A, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A) and such other procedures as may from time to time be adopted by the Company.

                  (d) Legend.

                  (i) Except as permitted by the following paragraphs (ii),
         (iii) and (iv), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

                  THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL INVESTORS

                  (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (A) ABOVE, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

Each Definitive Note will also bear the following additional legend:

                  IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH SECURITY REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                  (ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Security Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Security Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

                  (iii) After a transfer of any Initial Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes all requirements pertaining to legends on such Initial Note will cease to apply, the requirements requiring any such Initial Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or an Initial Note in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Notes upon exchange of such transferring Holder's certificated Initial Note or directions to transfer such Holder's interest in the Global Note, as applicable.

                  (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

                  (e) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the custodian for such Global Note) with respect to such Global Note, by the Trustee or the custodian, to reflect such reduction.

                  (f) Obligations with Respect to Transfers and Exchanges of Notes.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Security Registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith.

                  (iii) The Security Registrar shall not be required to register the transfer of or exchange of (a) any Definitive Note selected for redemption in whole or in part pursuant to Article 3 of this Indenture, except the unredeemed portion of any Definitive Note being redeemed in part, or (b) any Note for a period beginning 15 days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 days before an interest payment date.

                  (iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, or the Security Registrar may deem and treat the Person in whose name a
         Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such
         Note is overdue, and none of the Company, the Trustee, the Paying Agent, or the Security Registrar shall be affected by notice to the contrary.

                  (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

                  (g) No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders

         (which shall be the Depository or its nominee in the case of a Global
         Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4      Definitive Notes.

                  (a) A Global Note deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section
2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor Depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture.

                  (b) Any Global Note that is to be transferred to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in a Transfer Restricted Note shall, except as otherwise provided by Section 2.3(d), bear the restricted securities legend set forth therein.

                  (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                  (d) In the event of the occurrence of one of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.